EXHIBIT 10.1

AGREEMENT

This Agreement (“Agreement”) is entered into as of March 7, 2019, by and between Heat Biologics, Inc., a Delaware corporation (the “Company”) and Ann Rosar (“Rosar”).

1.

Last Day of Employment. This Agreement serves as notice of Rosar’s retirement as Vice President of Finance and Secretary of the Company, effective March 31, 2019. Rosar’s last day of employment with the Company will be April 30, 2019 (the “Separation Date”). On the next regular payroll date following April 15, 2019, the Company will pay Rosar (i) all accrued salary owed to Rosar, subject to standard payroll deductions and withholdings; and (ii) $ 10,250 for the accrued and unused vacation earned through such date (the number of accrued and unused vacation hours earned through April 30, 2019 is expected to be 80 hours), subject to standard payroll deductions and withholdings. Rosar will receive these payments regardless of whether or not Rosar continues to serve as a consultant to the Company.

2.

Consulting Services, Fees, Other Compensation and Expenses. Unless earlier terminated as provided for in Section 10, effective as of April 30, 2019 through December 31, 2019 (such effective period of this Agreement, including any extensions to the initial term, the “Consulting Period”), Rosar will provide the Company with the consulting services described in Exhibit A (the “Services”), attached hereto and incorporated herein for all purposes. In the performance of the Services, Rosar will provide services as directed by the Company’s Vice President-Finance in connection with her responsibilities in that capacity. Rosar will not have any authority to obligate the Company in any way absent specific direction and approval to do so from the Company’s Chief Executive Officer (the “CEO”) or his designee. In exchange for the Services, the Company will pay Rosar an hourly fee described in Exhibit A. Upon the termination of this Agreement in accordance with Section 10 herein, the Company shall have no obligation to pay fees, commissions, or any other amounts under this Agreement for Services or expenses with respect to any period on or after the date of such termination.

3.

Stock Options. Rosar’s options and restricted stock units that have been granted by the Company will cease to  vest upon termination of employment. Subject to Rosar’s execution of the Release attached as Exhibit B hereto on March 31, 2019 and provided the release is not revoked within 7 days of its execution and provided further that Rosar has continued to provide Services to the Company through December 31, 2019, Rosar will have a period of five years from the date of the grant of each award to exercise all options that have vested as of the separation date. Rosar agrees that the options to purchase 113,730 shares of common stock that will vest on March 31, 2019, will terminate as of the date of this Agreement.

4.

Medicare/ Reimbursement . Subject to Rosar’s execution of the Release attached as Exhibit B hereto and provided the release is not revoked within seven (7) days of its execution, the Company will continue to pay Rosar’s Medicare/insurance reimbursements of $_517.33 per month through April 30, 2019.

5.

Return of Company Property. Prior to the end of the Consulting Period, Rosar agrees to return to the Company all Company documents (and all copies thereof) and other Company property that Rosar has had in Rosar’s possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Notwithstanding the foregoing, Rosar may keep the laptop that has been provided to her provided that all Company related information on the laptop is removed from the laptop and provided to the Company prior to the end of the Consulting Period.

6.

Cooperation after Termination of the Agreement. Rosar agrees to cooperate fully with the Company in all matters relating to the transition of Rosar’s work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making Rosar reasonably available during regular business hours.

7.

Proprietary Information and Invention Assignment Agreement. Prior to this Agreement becoming effective, Rosar shall have executed and delivered to the Company a copy of the Proprietary Information and Invention Assignment Agreement in the form attached hereto as Exhibit C (the “Proprietary Agreement”). Rosar agrees not to disclose any Proprietary Information (as defined in the Proprietary Agreement) of the Company to any employees or third parties.

8.

Conflicting Obligations. Rosar certifies that she does not have any outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude her from complying with the provisions of this Agreement or any agreements provided for herein. Rosar agrees that she will not enter into any such conflicting agreement during the Consulting Period. Rosar’s violation of this Section 8 will be considered a material breach under Section 10.

9.

Status. Rosar will, from time to time during the Consulting Period, keep the Company advised as to her progress in providing the Services under this Agreement as requested by the Company.

10.

Termination of Agreement.

A.

Termination of Agreement.

(i)

This Agreement shall terminate upon the expiration of the Consulting Period. This Agreement may terminate earlier upon any of the following:

(1)

Death of the Rosar;

(2)

Assignment of this Agreement by Rosar without the Company’s consent;

(3)

Ten (10) days’ notice to Rosar by the Company;

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(4)

Ten (10) days’ notice to the Company by the Rosar

(5)

Written notice to Rosar by the Company, effective immediately, of a Material Breach (as defined below) by Rosar; or

(6)

If Rosar fails to execute the General Release on April 1, 2019 (the “General Agreement”) to which this Agreement has been attached as Exhibit C, then this Agreement will automatically terminate effective at the end of the twenty-first day following Rosar’s receipt of the General Release.

(ii)

For purposes of this Agreement, “Material Breach” shall include failure to provide the Services in a timely fashion (excluding the failure to complete tasks or activities caused by circumstances beyond the control of the Rosar), e.g., habitual neglect, failure to work cooperatively with Company staff, negligence or wrongdoing in the performance of Rosar’s duties, or Rosar’s material breach of any provision hereof or of the Proprietary Agreement.

B.

Survival. Upon such termination of this Agreement, all rights and duties of the Company and Rosar toward each other shall cease except:

(i)

The Company will pay, within thirty (30) days after the effective date of such termination, all amounts owing to Rosar for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Exhibit A; and

(ii)

Section 7 (Proprietary Information & Invention Assignment), Section 8 (Conflicting Obligations), Section 11 (Independent Contractor; No Benefits), Section 12 (Indemnification), Section 13 (Arbitration and Equitable Relief), and Exhibit C (Proprietary Agreement) will survive termination of this Agreement.

11.

Independent Contractor; No Benefits.

A.

Independent Contractor. It is the express intention of the Company and Rosar that Rosar will provide the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Rosar as an agent, employee or representative of the Company during the Consulting Period. Without limiting the generality of the foregoing, during the Consulting Period, Rosar is not authorized to bind the Company to any liability or obligation or to represent that it has any such authority except where expressly delegated by the CEO. Rosar is obligated to report as income all fees and other compensation received pursuant to this Agreement. Further, Rosar acknowledges the obligation to pay all, as the case may be, self-employment and other taxes on such income.

B.

No Benefits. During the Consulting Period, Rosar will not receive any Company-sponsored benefits that the Company may make available to its employees,

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including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. If Rosar or any employee thereof were to be reclassified by a state or federal agency or court as Company’s employee under the Code or otherwise with respect to the provision of Services hereunder, neither Rosar nor any employee thereof will be eligible to receive any employee benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs in effect at the time of such reclassification, Rosar would otherwise be eligible for such benefits.

C.

Taxes; Workers’ Compensation and Other Benefits. The Company will not withhold any taxes from payments made to Rosar related to the Services and will report her gross fees related to the Services, to the extent required by law, on an IRS Form 1099. Rosar is also solely responsible for the payment of all federal, state, local, or other applicable taxes, income or otherwise, incurred or due as a result of the receipt of gross fees for Services hereunder, and Rosar will file, on a timely basis, all tax returns required to be filed by any federal, state, or local tax authority with respect to the receipt of gross fees for Services hereunder. Rosar shall make such payments referred to in this paragraph as are required by law. Rosar understands that she is not covered by the Company’s insurance and that she is solely responsible for obtaining her own insurance, including workers’ compensation and unemployment insurance.

12.

Indemnification.

A.

With regard to the Services provided hereunder, Rosar will indemnify and hold harmless the Company and its members, managers, directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Rosar or her assistants or agents related to the provision of the Services hereunder or (ii) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Rosar under this Agreement. Provided, however, that, except for intentional or grossly negligent breaches of the Proprietary Agreement (Exhibit B), the amounts required for indemnification under this paragraph shall in no event exceed the total fees paid to Rosar for Services provided by Rosar during the Consulting Period.

B.

With regard to the Services, the Company will indemnify and hold harmless Rosar and her agents from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of the Company or its members, managers, directors, officers, employees or agents related to the Projects or (ii) any violation or claimed violation of a third party’s rights resulting in whole or in part from Rosar’s use of any work product or intellectual property provided to Rosar by the Company under this Agreement.

C.

In no event shall either party be liable to the other party or any of their respective members, managers, directors, officers and employees for consequential,

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special or incidental damages arising under or in connection with this Agreement, even if such party has been advised of the possibility of such damages.

13.

Representations.

A.

Each party represents that this Agreement shall, when duly executed and delivered, constitute the legal, valid and binding obligation of each party, as applicable, enforceable in accordance with its terms. Each party further represents and warrants that: (i) it has all rights necessary to enter into and perform its obligations under this Agreement (including the maintenance by Rosar of all applicable state, city, and local business licenses and permits to perform the Services); (ii) there are no other contracts, agreements, restrictive covenants or other restrictions preventing such party from entering into this Agreement or performing its obligations hereunder; and (iii) the performance of its obligations pursuant to this Agreement shall comply with all applicable laws.

14.

Arbitration and Equitable Relief.

A.

Arbitration. In consideration of Rosar’s rights under this Agreement, the Company’s promise to arbitrate disputes under this Agreement, and the receipt of compensation paid to Rosar by the Company, at present and in the future, Rosar agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, member or manager of the Company in its capacity as such or otherwise), whether brought on an individual, group, or class basis, arising out of, relating to, or resulting from Rosar’s providing the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration.

B.

Venue. Any arbitration will be conducted at a suitable location in Durham County, North Carolina. If an injunction is sought pursuant to Section E., below, venue will be before state or federal court sitting in Durham County, North Carolina.

C.

Procedure. Any arbitration will be administered by the American Arbitration Association (“AAA”), and the neutral arbitrator will be selected in a manner consistent with AAA’s national rules for the resolution of business disputes. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. The arbitrator shall have the power to award any remedies available under applicable law, and the arbitrator shall award attorneys’ fees and costs to the prevailing party except as prohibited by law. The Company and Rosar will each be responsible for their respective administrative and/or hearing fees charged by the arbitrator or the AAA associated with any arbitration. The decision of the arbitrator shall be in writing.

D.

Remedy. Except as provided by the AAA rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between the Company and Rosar. Accordingly, except as provided for by said rules and this

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Agreement, neither the Company nor Rosar will be permitted to pursue court action regarding claims that are subject to arbitration. The foregoing notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law.

E.

Availability of Injunctive Relief. Either the Company or Rosar may petition a court for provisional relief, including injunctive relief, but not limited to, if either the Company or Rosar alleges or claims a violation of this Agreement between Rosar and the Company or any other agreement regarding trade secrets, confidential information, and non-solicitation. Rosar understands that any breach or threatened breach of such an agreement (including this Agreement) will cause irreparable injury and that money damages will not provide an adequate remedy therefor and both Rosar and the Company hereby consent to the issuance of an injunction.

F.

Voluntary Nature of Agreement. Rosar acknowledges that she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Rosar further acknowledges that she has carefully read this g Agreement and that she has asked any questions needed for her to understand the terms, consequences and binding effect of this Agreement and fully understands it. Finally, Rosar has been provided an opportunity to seek the advice of an attorney of her choice before signing this Agreement.

G.

Prevailing Party. In any litigation or arbitration between the parties regarding this Agreement, the prevailing party shall be entitled to recover from the losing party all reasonable expenses and court costs including, without limitation, attorneys’ fees and professionals’ fees incurred by the prevailing party, as may be deemed reasonable and appropriate by the arbitrator or court of law. A party shall be considered the prevailing party if: (a) it initiated the litigation or arbitration and substantially obtains the relief it sought; (b) the other party withdraws its action without substantially obtaining the relief it sought; or (c) it did not initiate the litigation or arbitration and judgment is entered for either party, but without substantially granting the relief sought. A party’s right to the foregoing shall not merge with but shall survive the entry of judgment, and shall extend to appeals and collection.

15.

Miscellaneous.

A.

Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of law rules.

B.

Assignability. Except as otherwise provided in this Agreement, Rosar shall not sell, assign or delegate any rights or obligations under this Agreement.

C.

Entire Agreement. This Agreement and exhibits constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement, except for Proprietary Agreement to be signed by Rosar and

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any subject to the next sentence. Notwithstanding anything to the contrary contained herein, the terms of the following agreements that survive termination of such agreements shall remain in full force and effect according to their terms without regard to the enforcement provision of this Agreement: the confidentiality and non-compete provisions of the Rosar’s prior Employment Agreement with the Company, the Proprietary Information and Invention Assignment Agreement previously entered into between Rosar and the Company in connection with her prior employment and employment with the Company and the Agreement and Release executed by Rosar. In the event that any such agreements or understandings exist, and it is determined that its terms are in conflict with this Agreement, the terms of this Agreement will prevail.

D.

Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.

Notices. All notices, consents, approvals, or other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier service, or sent by facsimile or e-mail, promptly confirmed by overnight courier service, as set forth above, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notice of a change of address shall effective only upon receipt):

(1)

If to Rosar:

Ann Rosar

the address set forth in the Company’s records

(2)

If to the Company, to:

Heat Biologics, Inc.

801 Capitola Drive

Durham, NC 27713

(919) 240-7133

Email: jwolf@heatbio.com

Attention: Chief Executive Officer

Any notice, consent, approval and other communication shall be deemed given, in the case of overnight courier service, on the next business day following its deposit with the courier, and, in the case of facsimile or e-mail, upon transmission if confirmed by courier as set forth above.

F.

Severability. If any provision of this Agreement or any of its Exhibits is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

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G.

Counterparts. This Agreement, and each of its Exhibits,  may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

H.

Amendment. This Agreement, and each of its Exhibits,  may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

I.

Confidentiality. Neither party shall, at any time disclose to any third party, other than counsel, the terms and conditions of this Agreement, or any of its Exhibits,  except with the prior written consent of the other party or by reason of legal compulsion in any legal proceedings pursuant to law. This Section 11.I shall survive the termination of this Agreement, and each of its Exhibits,  for any reason.

J.

Expenses of Agreement. The Company shall bear its own attorneys’ fees and costs with respect to the negotiation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ANN ROSAR	HEAT BIOLOGICS, INC.

/s/ Ann Rosar	By:	/s/ Jeffrey Wolf
Ann Rosar	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer

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EXHIBIT A

SERVICES, FEES, OTHER COMPENSATION AND EXPENSES

1.

Contact. Rosar’s principal Company contact (the “Company Contact”):

Name: Jeffrey Wolf

Title: Chief Executive Officer

2.

Services.

Rosar shall aid in the transition out of her role as Vice President of Finance, including the preparation of the Quarterly report on Form 10-Q for the quarter ended March 31, 2019 and the proxy statement for the annual meeting of Shareholders (the “Services”), to the Company’s new Vice President of Finance.

3.

Fees and Other Compensation.

Rosar shall be paid $300 per hour for services provided after April 30, 2019.

INITIALS:

_______________ ROSAR	___________ Date	_____________ COMPANY	____________ Date

EXHIBIT B

1.

Release. In exchange for the payments and other consideration under the Agreement dated March 7, 2019 between you and Heat Biologics, Inc. (the “Company”) pursuant to which you have agreed to provide consulting services to the Company (the “March 7, 2019 Agreement”), to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:

•

has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

•

has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: the Age Discrimination in Employment Act, as amended (“ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the North Carolina Equal Employment Practices Act and the North Carolina Wage and Hour Act.; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; and the National Labor Relations Act;

•

has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

2.

Your Acknowledgments and Affirmations/ Effective Date of Agreement. You acknowledge that you are knowingly and voluntarily waiving and releasing any and all rights you may have under the ADEA, as amended. You also acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled, and (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. You further acknowledge and affirm that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or Claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have been given twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier and if you do you will sign the Consideration Period waiver below, provided that you may not sign earlier than the Separation Date); (d) you have seven (7) days following your execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after this Agreement is executed by you.

3.

No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ANN ROSAR	HEAT BIOLOGICS, INC.

By:
Ann Rosar	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer

EXHIBIT C

PROPRIETARY INFORMATION

AND INVENTION ASSIGNMENT AGREEMENT

As a condition of Rosar’s engagement (with the term “engagement” or any derivation such as “engage,” as used herein, to include any consulting or independent contractor relationship) in any capacity with Heat Biologics, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of Rosar’s engagement in any capacity with the Company and Rosar’s receipt of the compensation now and hereafter paid to Rosar by the Company, Rosar will execute this Proprietary Information and Invention Assignment Agreement (this “Agreement”), and agrees to the following:

1.

Proprietary Information.

(a)

Company Information. Rosar agrees at all times during the term of Rosar’s engagement and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Proprietary Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company. Rosar understands that “Proprietary Information” means any non-public information regarding or relating to the Company or its products including: (1) the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company's products or services and markets therefore; (2) research, clinical or other trials, developments, inventions, processes, formulas, technology, designs, drawings, engineering, software, hardware configuration information, marketing, finances or other business information; (3) customer lists and customers (including, but not limited to, customers of the Company on whom Rosar called or with whom Rosar became acquainted during the term of Rosar’s engagement); (4) the identity, skills and compensation of employees, or contractors; (5) policies and procedures of the Company; (6) anything related to Company Inventions (as defined herein); and (7) Third Party Information (as defined herein). Rosar further understands that Proprietary Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of the Rosar or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), Rosar shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, nothing contained in this Agreement shall prevent Rosar’s disclosure of Confidential Information as a whistleblower.

(b)

Third Party Information. Rosar recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes (“Third Party Information”). Rosar agrees to hold all Third Party Information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Rosar’s work for the Company consistent with the Company's agreement with such third party.

2.

Inventions.

(a)

Inventions Retained and Licensed. Rosar has attached hereto, as Exhibit 1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Rosar prior to Rosar’s engagement with the Company (collectively referred to as “Prior Inventions”), which belong to Rosar, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Rosar represents that there are no such Prior Inventions. If in the course of Rosar’s engagement with the Company, Rosar incorporates into a Company product, process or service a Prior Invention owned by Rosar or in which Rosar has an interest, Rosar hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

(b)

Assignment of Inventions. Rosar agrees that Rosar will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign (or, for future inventions, agree to assign) to the Company, or its designee, all Rosar’s right, title, and interest in and to any and all inventions, original works of authorship, writings, developments, concepts, improvements, designs, discoveries, ideas, processes, formulas, data, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Rosar may solely or jointly conceive or develop or reduce to practice within the scope of Rosar’s engagement, or cause to be conceived or developed or reduced to practice, during the period of time Rosar is engaged by the Company (collectively referred to as “Inventions”), except as provided in Section 3(f) below. Rosar agrees that Company will exclusively own all work product that is made by Rosar (solely or jointly with others) within the scope of Rosar’s engagement. Rosar further acknowledges that all original works of authorship which are made by Rosar (solely or jointly with others) within the scope of and during the period of Rosar’s engagement with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Rosar understands and agrees that the decision whether or not to commercialize or market any Invention developed by Rosar solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Rosar as a result of the Company's efforts to commercialize or market any such Invention. Rosar acknowledges and agrees that nothing in this Agreement shall be deemed to grant, by implication, estoppel or otherwise, a license from the Company to me to make, use, license, or transfer in any way an existing or future Invention.

(c)

Inventions Assigned to the United States. Rosar agrees to assign to the United States government all Rosar’s right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)

Maintenance of Records. Rosar agrees to keep and maintain adequate and current written records of all Inventions made by Rosar (solely or jointly with others) during the term of Rosar’s engagement with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e)

Patent and Copyright Registrations. Rosar agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Rosar further agrees that Rosar’s obligation to execute or cause to be executed, when it is in Rosar’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Rosar’s mental or physical incapacity or for any other reason to secure Rosar’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Rosar hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Rosar’s agent and attorney in fact, to act for and in Rosar’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Rosar.

3.

Former Employer Information. Rosar agrees that Rosar will not, during Rosar’s engagement with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Rosar will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. Rosar further agrees that Rosar will not incorporate into any Invention any Proprietary Information or trade secrets of any former employer or other person or entity.

4.

Conflicting Employment. Subject to the forgoing, Rosar agrees that, during the term of Rosar’s engagement with the Company, Rosar will not engage in any other engagement, occupation or consulting directly related to the Business (see definition below in Section 7(b)) in which the Company is now involved or becomes involved during the term of Rosar’s engagement, nor will Rosar engage in any other activities that conflict with Rosar’s obligations to the Company.

5.

Returning Company Documents. Rosar agrees that, at the time of leaving the Company, Rosar will promptly deliver to the Company (and will not keep on a computer or otherwise in Rosar’s possession, recreate or deliver to anyone else) any and all documents, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, devices, equipment, other property, or reproductions of any aforementioned items developed by Rosar pursuant to Rosar’s engagement with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3(d). In the event of the termination of Rosar’s engagement, Rosar agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit 2.

6.

Notification of New Employer. In the event that Rosar joins a new company or consults to a new company, Rosar hereby agrees to notify any prospective or new employer about Rosar’s rights and obligations under this Agreement.

7.

Non-Compete and Non-Solicitation.

(a)

Disclosure Inevitable. Rosar understands and acknowledges that the Company’s willingness to provide Rosar with and continue to provide Rosar with access to the Proprietary Information, Third Party Information, financial information, management techniques and specialized training is based in material part on Rosar’s agreement to the provisions of paragraph 7(a) - (e) and paragraph 2 (a) and (b) above and that any breach by Rosar of the provisions of this paragraph or paragraph 2 will materially damage the Company. Rosar also acknowledges that work and experience with the Company will enhance Rosar’s value to competitive firms, and that the nature of the Proprietary Information and Third Party Information to which Rosar has been given access and will be given access would make it difficult, if not impossible, for Rosar to work for a competing company or a company in the Business (defined below).

(b)

Covenant Not to Compete. Rosar hereby agrees that for a period of one (1) year immediately after Rosar’s engagement with the Company is terminated, for any reason, whether with or without cause and whether voluntarily or involuntarily, Rosar shall not, directly or indirectly, in any county of North Carolina, or in any other State of the United States, or in any country in the world where the Company engages in Business, as of the date of the termination of Rosar engagement, (i) directly compete with the Company in Business or (ii) participate in the ownership, management, operation, financing, or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that directly competes with the Company in Business. Notwithstanding the foregoing, Rosar is permitted to own up to 1% of any class of securities of any corporation in competition with the Company that is traded on a national securities exchange or through NASDAQ. For the purposes of this Agreement, “Business” shall mean any research, development or commercialization of any pharmaceutical that involves biologics directed against the gp 96 target.

(c)

Solicitation of Employees. Rosar agrees that for a period of one (1) year immediately after Rosar’s engagement with the Company is terminated, for any reason, whether with or without cause and whether voluntarily or involuntarily, Rosar shall not, directly or indirectly, solicit, induce, recruit or encourage any of the Company's then current employees to leave their engagement, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Rosar or for any other person or entity.

(d)

Solicitation of Customers. Rosar agrees that for a period of one (1) year immediately after Rosar’s engagement with the Company is terminated for any reason, whether with or without cause and voluntarily or involuntarily, Rosar shall not, directly or indirectly, on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit for the benefit of any competitor of the Company, take away or attempt to take away, in whole or in part, any Customer of the Company or otherwise interfere with the Company’s relationship with any Customer. For purposes of this Section 7, “Customer” shall mean any company or business entity to which the Company sells or licenses goods or services to or that Rosar had contact with or performed services for during Rosar’s engagement with the Company.

(e)

Solicitation of Business Partners. Rosar agrees that for a period of one (1) year immediately after Rosar engagement with the Company is terminated for any reason, whether with or without cause and voluntarily or involuntarily, Rosar shall not, without the express written consent of the Company, directly or indirectly contract with, license to or from, or do any business with a Business Partner of the Company in any manner that would (i) involve any Business or (ii) take away or attempt to take away, in whole or in part, any Business Partner of the Company or otherwise interfere with the Company’s relationship with any Business Partner. As used herein, a “Business Partner” is any third party with whom the Company has entered into a relationship or with whom the Company is actively engaged in discussions related to a potential relationship at any time during the term of Rosar’s engagement.

8.

Representations. Rosar agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Rosar represents that Rosar’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Rosar in confidence or in trust prior to Rosar’s engagement by the Company. Rosar hereby represents and warrants that Rosar has not entered into, and Rosar will not enter into, any oral or written agreement in conflict herewith.

9.

No Denigration. Employee agrees not to disparage the Company, and the Company’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that Employee may respond accurately and fully to any question, inquiry or request for information when required by legal process. Notwithstanding the foregoing, nothing in this Agreement shall limit Employee’s right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

10.

General Provisions.

(a)

Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Delaware. Rosar hereby expressly consents to the personal jurisdiction of the state and federal courts located in Durham, North Carolina for any lawsuit filed there against Rosar by the Company arising from or relating to this Agreement, and Rosar agrees that the exclusive forum for any dispute shall be courts in the State of North Carolina.

(b)

Entire Agreement. Subject to the terms in next sentence, this Agreement, along with any agreement Rosar has executed with the Company on the date hereof, sets forth the entire agreement and understanding between the Company and Rosar relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during Rosar’s interview(s), whether written or oral. Notwithstanding anything to the contrary contained herein, the terms of the following agreements that survive termination of such agreements shall remain in full force and effect and are enforceable in accordance with their terms without regard to the enforcement provisions of this Agreement: Rosar’s prior Employment Agreement with the Company, the Proprietary Information and Invention Assignment Agreement previously entered into between Rosar and the Company in connection with her prior consulting arrangement and employment with the Company and the Agreement and Release executed by Rosar. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and Rosar. Any subsequent change or changes in Rosar ‘s duties, or compensation will not affect the validity or scope of this Agreement.

(c)

Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)

Successors and Assigns. This Agreement will be binding upon Rosar’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e)

Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the party’s last known address. Such notice shall be deemed given upon personal delivery to the last known address or if sent by certified or registered mail, three days after the date of mailing.

(f)

Survival. The provisions of this Agreement shall survive the termination of Rosar’s engagement for any reason and assignment of this Agreement by the Company to any successor in interest or other assignee.

(g)

Headings. The headings to each section or paragraph of this Agreement are provided for convenience of reference only and shall have no legal effect in the interpretation of the terms hereof.

[Signature Page to Follow]

Rosar has read this Proprietary Information, And Invention Assignment Agreement and understand its terms. Rosar has completely filled out Exhibit 1 to this Agreement relating to Prior Inventions.

This Agreement shall be effective as of the first day of Rosar’s engagement, which will begin on: May 1, 2019.

Rosar understands that this agreement affects Rosar’s rights to Inventions that Rosar makes during Rosar’s engagement with the Company, restricts Rosar’s rights to disclose or use Proprietary Information and Third Party Information or subsequent to Rosar’s period of engagement, and prohibits Rosar from competing with the Company and from soliciting Company employees and Business Partners for one year after Rosar’s engagement is terminated for any reason.

Rosar is executing this Agreement voluntarily.

___________________________________

Ann Rosar

Date: ______________________________

Address: Address set forth in the Company’s records

ACCEPTED AND AGREED TO:

HEAT BIOLOGICS, INC.

By: ________________________

Name: Jeffrey Wolf

Title: Chief Executive Officer

Date: _______________________

Signature Page for the

Proprietary Information and Invention Assignment Agreement

EXHIBIT 1

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title

Date

Identifying Number or Brief Description

None

_X__ No inventions or improvements

_N/A__ Additional Sheets Attached

Signature of Rosar or Independent Contractor:

_________________________________

Print Name of Rosar or Independent Contractor:

_________________________________

Date:

___________________________________

1

EXHIBIT 2

TERMINATION CERTIFICATION

This is to certify that Rosar does not have on a computer or otherwise in Rosar’s possession, nor has Rosar failed to return, any documents, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, devices, equipment, or other property, or reproductions of any aforementioned items belonging to Heat Biologics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

Rosar further certify that Rosar has complied with all the terms of the Company's Proprietary Information and Invention Assignment Agreement signed by Rosar, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by Rosar (solely or jointly with others) covered by that agreement.

Rosar further agrees that, in compliance with the Proprietary Information and Invention Assignment Agreement, Rosar will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, Rosar or licensees.

Rosar further agrees that, for the applicable periods and as otherwise set forth in the Proprietary Information and Inventions Assignment Agreement, Rosar will honor the restrictions on Rosar’s activities (directly or indirectly) as set forth therein.

Date:

__________________________________________

Signature of Rosar or Independent Contractor

__________________________________________

Printed Name

_____________________________

Date

2